EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Solera National Bancorp, Inc. (the “Company”), for the annual period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John P. Carmichael, President and Chief Executive Officer of the Company and Robert J. Fenton, Executive Vice President and Chief Financial Officer of the Company each hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 21, 2014	By:	/s/ John P. Carmichael
John P. Carmichael
President and Chief Executive Officer

Dated:	March 21, 2014	By:	/s/ Robert J. Fenton
Robert J. Fenton
Executive Vice President, Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.